Exhibit 32
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Report of Humana Inc. (the "Company") on Form 10-Q for the period ending March 31, 2026 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned hereby certifies, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, in their capacity as an officer of Humana Inc., that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ James A. Rechtin
James A. Rechtin Principal Executive Officer

April 29, 2026

/s/ Celeste M. Mellet
Celeste M. Mellet Principal Financial Officer

April 29, 2026
A signed original of this written statement required by Section 906 has been provided to Humana Inc. and will be retained by Humana Inc. and furnished to the Securities and Exchange Commission or its staff upon request.